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                                                              Exhibit 10(xlviii)

                      ASSIGNMENT AND ASSUMPTION AGREEMENT



         AGREEMENT dated as of August 22,1997 among WELLS FARGO BANK (TEXAS), N.A. (the "Assignor"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Assignee"), THE NORTH AMERICAN COAL CORPORATION (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of September 27, 1991 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (as amended from time to time, the "Credit Agreement");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $7,500,000;

         WHEREAS, immediately prior to the effectiveness hereof, there are no outstanding Committed Loans made to the Borrower by the Assignor under the Credit Agreement; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of its Commitment thereunder in an amount equal to $7,500,000 (the "Assigned Amount") and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.
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         SECTION 2. Assignment. The Assignor hereby assigns and sells to the
Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount. Provided that all the Committed Loans made by the Assignor to the Borrower have been repaid in full, upon the (x) execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and (y) payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party. The Assignor shall pay to the Agent an administrative fee for processing this assignment of $2,000.

         SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

         SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

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         SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                         WELLS FARGO BANK (TEXAS), N.A.


                         By /s/ Ken Taylor
                           ----------------------------
                           Title: Assistant Vice President


                         TEXAS COMMERCE BANK
                          NATIONAL ASSOCIATION


                         By /s/ Allen King
                           ----------------------------
                           Title: Vice President



                         THE NORTH AMERICAN COAL
                          CORPORATION


                         By /s/ K. Donald Grischow
                           -----------------------------
                           Title: Controller and Treasurer

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                         MORGAN GUARANTY TRUST COMPANY
                          OF NEW YORK


                         By /s/ Patricia P. Lunka
                           ------------------------------
                           Title: VICE PRESIDENT

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